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                                                                     EXHIBIT 4.4


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                      GS TECHNOLOGIES OPERATING CO., INC.,
                                                         Issuer

                                       and

                          GS TECHNOLOGIES CORPORATION,
                                                         Guarantor

                                       TO

                               FLEET NATIONAL BANK
           (FORMERLY SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION),
                                                         Trustee


                            -------------------------

                          Second Supplemental Indenture

                           Dated as of August 15, 1996

                                  to Indenture

                          Dated as of August 30, 1994,

                                  as amended by

                          First Supplemental Indenture

                           Dated as of October 5, 1995

                             -----------------------


                                  $125,000,000

                            12% Senior Notes due 2004

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         SECOND SUPPLEMENTAL INDENTURE, dated as of August 15, 1996, between GS
TECHNOLOGIES OPERATING CO., INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 1901 Roxborough Road, Charlotte, North Carolina 28211, GS TECHNOLOGIES CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Guarantor") having its principal executive offices at 1901 Roxborough Road, Charlotte, North Carolina 28211 and FLEET NATIONAL BANK (formerly Shawmut Bank Connecticut, National Association), a national banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

         The Company, the Guarantor and the Trustee are parties to an Indenture, dated as of August 30, 1994 (the "Original Indenture"), pursuant to which the Company issued $125,000,000 in aggregate principal amount of its 12% Senior Notes due 2004. The Original Indenture was amended by the First Supplemental Indenture dated as of October 5, 1995 (the "First Supplemental Indenture", and the Original Indenture, as amended by the First Supplemental Indenture, the "Indenture") between the Company, the Guarantor and the Trustee.

         Section 902 of the Indenture provides, among other things, that with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, the Company, when authorized by a Board Resolution, and the Trustee may amend the Indenture in certain respects.

         The Company desires to amend the Indenture.

         Pursuant to a Consent Solicitation Statement, dated July 18, 1996, as amended by a Notice from the Company dated July 30, 1996 (as amended, the "Statement"), the Company solicited consents ("Consents") to certain proposed amendments to the Indenture described in the Statement.

         The Company has obtained the requisite Consents to amend the Indenture as provided herein and has delivered such Consents to the Trustee, all as required by Section 902 of the Indenture.

         The Company has duly authorized the execution and delivery of this Second Supplemental Indenture.

         The execution and delivery of this instrument has been duly authorized and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with.



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                            RECITALS OF THE GUARANTOR

         The Guarantor has duly authorized the execution and delivery of this Second Supplemental Indenture.

         The execution and delivery of this instrument has been duly authorized and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with.

         NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE
WITNESSETH:

         For and in consideration of the premises and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1. AMENDMENTS TO INDENTURE

         Section 1.1. Section 101 of the Indenture is hereby amended by deleting the definition of "Permitted Investments" in its entirety and inserting the following in lieu thereof:

                  "Permitted Investments" means (a) certificates of deposit with final maturities of one year or less issued by a U.S. commercial bank or a U.S. branch of a foreign bank, having capital and surplus in excess of $100 million and having a peer group rating of C or better (or the equivalent thereof) by Thompson BankWatch Inc. or outstanding long-term debt rated A- or better (or the equivalent thereof) by Standard & Poor's and A3 or better (or the equivalent thereof) by Moody's Investors Service, Inc.; (b) commercial paper rated A-1 (or the equivalent thereof) by Standard & Poor's or P-1 (or the equivalent thereof) by Moody's Investor Service, Inc.; (c) direct obligations of the United States government or a U.S. government agency; (d) repurchase agreements in respect of direct U.S. government obligations;
         (e) Investments in any Person as a result of which such Person becomes a Wholly Owned Restricted Subsidiary; (f) Investments made after the date of this Indenture pursuant to contractual obligations existing on the date of this Indenture; (g) Investments in a Securitization Subsidiary or by a Securitization Subsidiary in a Person established by such Securitization Subsidiary in each case to effect a Securitization Transaction; provided, such Investment is customary in such Securitization Transaction; and (h) Investments having an unreturned amount not exceeding $30 million in the aggregate in connection with the development and construction of a scrap substitute facility.



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ARTICLE 2. MISCELLANEOUS

         Section 2.1. The Trustee accepts the trusts created by the Indenture, as supplemented by this Second Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this Second Supplemental Indenture.

         Section 2.2. The recitals contained herein shall be taken as statements of the Company and the Guarantor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

         Section 2.3. All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.

         Section 2.4. Each of the Company, the Guarantor and the Trustee hereby confirms and reaffirms the Indenture in every particular except as amended by this Second Supplemental Indenture.

         Section 2.5. All covenants and agreements in this Second Supplemental Indenture by the Company, the Guarantor or the Trustee shall bind each of their respective successors and assigns, whether so expressed or not.

         Section 2.6. In case any provisions in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 2.7. Nothing in this Second Supplemental Indenture express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture.

         Section 2.8. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939, as it may be amended from time to time, that is required under such Act to be a part of and govern this Second Supplemental Indenture, the latter provision shall control. If any provision hereof modifies or excludes any provision of such Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Second Supplemental Indenture as so modified or excluded, as the case may be.

         SECTION 2.9. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         Section 2.10. All provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.


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                             ----------------------

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                          GS TECHNOLOGIES OPERATING CO., INC.

                                          By:
                                             -----------------------------------
                                             Luis E. Leon, Senior Vice President


Attest:

-------------------------------

                                          GS TECHNOLOGIES CORPORATION

                                          By:
                                             -----------------------------------
                                             Luis E. Leon, Senior Vice President


Attest:

----------------------------------

                                         FLEET NATIONAL BANK (formerly Shawmut
                                         Bank Connecticut, National
                                         Association), as Trustee

                                          By:
                                             -----------------------------------
                                                   Name:
                                                         ----------------------
                                                   Title:
                                                         -----------------------

Attest:

----------------------------------



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STATE OF NORTH CAROLINA  )
                             ss:
COUNTY OF MECKLENBURG    )

         On the 15th day of August, 1996, before me personally came Luis E. Leon, to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President of GS Technologies Operating Co., Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                       -----------------------------------

                                       My commission expires:
                                                              ------------





STATE OF NORTH CAROLINA     )
                                  ss:
COUNTY OF MECKLENBURG       )

         On the 15th day of August, 1996, before me personally came Luis E. Leon, to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President of GS Technologies Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                       -----------------------------------

                                       My commission expires:
                                                               -----------



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STATE OF __________________    )
                                    ss:
COUNTY OF ________________     )


         On the ____ day of August, 1996, before me personally came _________________, to me known, who, being by me duly sworn, did depose and say that he is ___________________ of Fleet National Bank (formerly Shawmut Bank Connecticut, National Association), one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                     ______________________________________


                                     My commission expires: _______________


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